CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 16, 2011, relating to the financial statements and financial highlights which appear in the June 30, 2011 Annual Report to Shareholders of the PIMCO Equity Series, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Kansas City, Missouri
November 21, 2011